Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Melinta Therapeutics, Inc.:

(1)	Registration Statement (Form S-8 No. 333-181358) pertaining to the Cempra, Inc. 2011 Equity Incentive Plan and the Cempra, Inc. Amended and Restated 2006 Stock Plan,

(2)	Registration Statement (Form S-8 No. 333-190891) pertaining to the 2011 Equity Incentive Plan, as amended of Cempra, Inc.,

(3)	Registration Statement (Form S-3 No. 333-203945) of Cempra, Inc.,

(4)	Registration Statement (Form S-8 No. 333-204560) pertaining to the 2011 Equity Incentive Plan, as amended of Cempra, Inc.,

(5)	Registration Statement (Form S-8 No. 333-219881) pertaining to the 2011 Equity Incentive Plan, as amended of Cempra, Inc., and

(6)	Registration Statement (Form S-8 No. 333-221531) pertaining to the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan and Employment Inducement Grants for Daniel Mark Wechsler;

of our report dated November 3, 2017, with respect to the combined financial statements of The Infectious Disease Businesses of The Medicines Company included in Melinta Therapeutics, Inc.’s Proxy Statement on Schedule 14A dated December 15, 2017, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

January 9, 2018